    As filed with the Securities and Exchange Commission on January 22, 1996
                                                         Registration No. 33-___

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              RAYCHEM CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                 94-1369731
        -------------------------------                  ----------------
        (State or Other Jurisdiction of                  (I.R.S. Employer
        Incorporation or Organization)                  Identification No.)

300 Constitution Drive, Menlo Park, California               94025-1164
----------------------------------------------               ----------
   (Address of Principal Executive Offices)                  (Zip Code)

                   AMENDED AND RESTATED 1990 INCENTIVE PLAN;
            AMENDED AND RESTATED 1984 EMPLOYEE STOCK PURCHASE PLAN;
      AMENDED AND RESTATED 1985 SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN
      -------------------------------------------------------------------
                           (Full Title of the Plans)

                                Robert J. Vizas
                              Raychem Corporation
                             300 Constitution Drive
                       Menlo Park, California 94025-1164
                    ---------------------------------------
                    (Name and Address of Agent For Service)

                                 (415) 361-3333
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to: Sarah A. O'Dowd
                       Heller, Ehrman, White & McAuliffe
                             525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                     Proposed      Proposed
   Title of                           maximum       maximum
  securities           Amount        offering      aggregate          Amount of
     to be              to be        price per     offering         registration
  registered         registered      share (1)     price (1)             fee
--------------------------------------------------------------------------------
 Common Stock,
$1.00 par value       2,250,000      $53.44        $120,234,375      $41,460.13
================================================================================

(1) Estimated (solely for the purpose of calculating the registration fee) on the basis of the average high and low price of the registrant's Common Shares on the New York Stock Exchange on January 17, 1996 (as reported in the Wall Street Journal on January 18, 1996).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     STATEMENT REQUIRED IN CONNECTION WITH
                     REGISTRATION OF ADDITIONAL SECURITIES

               This Registration Statement covers securities of the Registrant of the same class as other securities for which registration statements on Form S-8 relating to the Amended and Restated 1990 Incentive Plan, the Amended and Restated 1984 Employee Stock Purchase Plan and the Amended and Restated 1985 Supplemental Employee Stock Purchase Plan are effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of these previously-filed registration statements: Registration Nos. 2-92936, 2-60285, 2-60493, 2-65677, 2-86166, 2-71329, 2-60493, 2-86165, 33-15117,
33-37580, 33-37579, 33-45986, 33-59600, 33-50737 and 33-58869.

ITEM 8.  EXHIBITS

 5             Opinion of Heller, Ehrman, White & McAuliffe

23.1           Consent of Heller, Ehrman, White & McAuliffe
               (filed as part of Exhibit 5)

23.2           Consent of Price Waterhouse LLP, Independent Accountants
24             Power of Attorney (see pages 5-7)
99.1           Amended and Restated 1990 Incentive Plan

99.2           Amended and Restated 1984 Employee Stock Purchase Plan

99.3           Amended and Restated 1985 Supplemental Employee Stock Purchase Plan

ITEM 9.  UNDERTAKINGS

       The undersigned hereby undertakes:
       (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 22nd day of January, 1996.

                                         RAYCHEM CORPORATION

                                         By: /S/ RAYMOND J. SIMS
                                             ----------------------------------
                                                 Raymond J. Sims
                                                 Senior Vice President and Chief
                                                 Financial Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Kashnow, Raymond J. Sims and Robert J. Vizas, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/S/  RICHARD A. KASHNOW          President, Chief               January 22, 1996
-----------------------            Executive Officer and
Richard A. Kashnow                 Chairman of the Board
                                   of Directors (Principal
                                   Executive Officer)

/S/  RAYMOND J. SIMS             Senior Vice President and      January 22, 1996
-----------------------            Chief Financial Officer
Raymond J. Sims                    (Principal Financial
                                   Officer)

/S/  DEIDRA D. BARSOTTI          Vice President and             January 22, 1996
-----------------------            Controller (Principal
Deidra D. Barsotti                 Accounting Officer)

/S/  PAUL M. COOK                Director                       January 22, 1996
-----------------------
Paul M. Cook

/S/  RICHARD DULUDE              Director                       January 22, 1996
-----------------------
Richard Dulude

/S/  JAMES F. GIBBONS            Director                       January 22, 1996
-----------------------
James F. Gibbons

/S/  JOHN P. MCTAGUE             Director                       January 22, 1996
-----------------------
John P. McTague

/S/  DEAN O. MORTON              Director                       January 22, 1996
-----------------------
Dean O. Morton

/S/  ISAAC STEIN                 Director                       January 22, 1996
-----------------------
Isaac Stein

/S/  CYRIL J. YANSOUNI           Director                       January 22, 1996
-----------------------
Cyril J. Yansouni

                               Index to Exhibits


                                                                          Sequentially
                                                                            Numbered
Item No.                   Description of Item                                Page
--------  --------------------------------------------------------------  ------------
 5        Opinion of Heller, Ehrman, White & McAuliffe                        10

23.1      Consent of Heller, Ehrman, White & McAuliffe (filed as part of      __
          Exhibit 5)

23.2      Consent of Price Waterhouse LLP, Independent Accountants            15

24        Power of Attorney (see pages 5-7)                                    5

99.1      Amended and Restated 1990 Incentive Plan                            17

99.2      Amended and Restated 1984 Employee Stock Purchase Plan              30

99.3      Amended and Restated 1985 Supplemental Employee Stock Purchase      42
          Plan